DIGITAL STYLE CORPORATION
                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

                                    ARTICLE I
                               GENERAL PROVISIONS

         1.       PURPOSE

         This 1995 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Digital Style Corporation (the "Corporation"), by providing individuals who render valuable services to the Corporation (or any Parent or Subsidiary) with the opportunity to acquire ownership interests in the Corporation so as to encourage them to continue to render services to the Corporation (or any Parent or Subsidiary).

         2.       STRUCTURE OF THE PLAN; TERMINOLOGY

This Plan has two separate  components:  the Option  Grant  Program set forth in
Article II and the Stock Issuance Program set forth in Article III. For the purposes of this Plan, any capitalized term shall have the meaning assigned under Article IV, Section 8 hereof.

         3.       ADMINISTRATION OF THE PLAN

         A. This Plan shall be administered either by the board of directors of the Corporation (the "Board") or a committee of two (2), or more Board members appointed by the Board to which the Board has delegated administrative functions under the Plan (the "Plan Administrator"). Members of any committee to which the Board has delegated any administrative functions shall serve for such terms as the Board shall determine and subject to the Board's right of removal. All delegations of authority to any committee shall be and remain revocable by the Board.

         B. The Plan Administrator shall have full power and authority to implement, interpret and administer the Plan, to establish all such rules and regulations as it deems appropriate, and to make such determinations under the Plan and any outstanding option grants or share issuances as it deems necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or share issuance.

         4.       SELECTION OF OPTIONEES AND PARTICIPANTS

         A. The persons eligible to receive share issuances under the Stock Issuance Program and/or option grants pursuant to the Option Grant Program are limited to Employees; non-employee members of the Board (or the Board of any Parent or Subsidiary); and consultants and other independent contractors who provide valuable services to the Corporation (or to any Parent or Subsidiary).

         B. The Plan Administrator shall have the absolute discretion and authority to determine, subject to the provisions of this Plan, the terms of any option grant or share issuance. In addition to any other matters over which the Plan

         Administrator has discretion hereunder, the Plan Administrator shall determine which, if any, eligible individuals will be granted options in accordance with Article II of the Plan and which will be issued shares in accordance with Article III of the Plan. With respect to option grants made under the Plan, the Plan Administrator will determine the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable, the exercise price payable under the option, the vesting schedule (if any) applicable to shares issued pursuant to the granted options, and the maximum term for which the option may remain outstanding. With respect to share issuances under the Stock Issuance Program, in addition to other matters over which the Plan Administrator has discretion hereunder, the Plan Administrator will determine the number of shares to be issued to each issuee, the vesting schedule (if any) applicable to the issued shares, and the consideration to be paid by the individual for such shares.

         C. Stock issuable under the Plan, whether under the Option Grant Program or the Stock Issuance Program, may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be imposed by the Plan Administrator and set forth in the documents governing such option or issuance.

         5.       STOCK SUBJECT TO THE PLAN

         A. Common stock of the Corporation ("Common Stock") will be issued under the Plan. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 580,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section 5 of Article I.

         B. Shares reserved for Issuance under granted options but not in fact issued pursuant to options granted under the Plan due to the expiration or termination of the option or the cancellation of the option in accordance with
Section 3 of Article II, will remain available for issuance under the Plan. Shares actually issued under the Plan, whether pursuant to the exercise of an option under the Option Grant Program or a stock issuance pursuant to the Stock Issuance Program, which are subsequently repurchased by the corporation will not be available for future issuance.

         C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the aggregate number and/or class of shares issuable under the Plan and (ii) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

         6.       AMENDMENT OF THE PLAN AND AWARDS

         A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect the express rights or obligations of an optionee with respect to options at the time outstanding under the Plan, nor adversely affect the express rights of any issuee with respect to Common Stock issued under the Plan prior to such action unless such optionee or issuee consents to such amendment. In addition, the Board shall not, without the approval of the Corporation's shareholders, amend the Plan so as to (i) increase the maximum number of shares issuable under the Plan (except for adjustments required under Article I, Section 5.C), (ii) materially increase the benefits accruing under the Plan for individual optionees or issuees, or (iii) materially modify the eligibility requirements for participation in the Plan.

B. Options to purchase shares of Common Stock may be granted under the Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program, which are in excess of the number of shares then available for issuance under be Plan, PROVIDED any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan is obtained. If such approval is not obtained within twelve (12) months after the date the initial excess options are granted or issuances are made, then (I) any unexercised options representing such excess shall terminate and cease to be exercisable, (II) the Corporation shall promptly refund to the optionees and issuees the option or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and (III) any such shares shall thereupon be automatically cancelled and cease to be outstanding.

         7.       EFFECTIVE DATE AND TERM OF PLAN

         A. The Plan shall become effective when adopted by the Board. Options to purchase shares of Common Stock may be granted under the Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program from and after the effective date, PROVIDED any shares actually issued under the Plan are held in escrow until shareholder approval of the Plan is obtained. If such approval is not obtained within twelve (12) months after the effective date, then (I) all options shall terminate and cease to be exercisable, (II) the Corporation shall promptly refund to the optionees and issuees the option or purchase price paid for any shares issued under the Plan, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, (III) any such shares issued under the Plan shall thereupon be automatically canceled and cease to be outstanding, and (IV) this Plan shall terminate in its entirety.

         B. Unless sooner terminated by reason of Section 7A of this Article I, the Plan shall terminate upon the EARLIER of (i) December 31, 2005, or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted under Article II or the issuance of shares under Article III. The termination of the Plan shall have no effect on any shares issued and outstanding under the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing such issuances.

         8.       NO EMPLOYMENT OR SERVICE RIGHTS

         Nothing in the Plan shall confer upon any person any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary) or of the optionee or the issuee, which rights are hereby expressly reserved by each, to terminate Service of the optionee or issuee at any time for any reason whatsoever, with or without cause or to engage in any recapitalization, reorganization or other corporate transaction whatsoever.

                                   ARTICLE II
                              OPTION GRANT PROGRAM

         1.       TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options, except that individuals who are not Employees may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions of Section 1 of this Article II and each instrument evidencing an Incentive Option shall, in addition, comply with the provisions of
Section 2 of this Article II.

         A.       Option Price.

                  (I) The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date of the option grant.

                  (II) The option price per share shall become immediately due upon exercise of the option and shall, subject to the provisions of Article IV,
Section 1 and the agreement evidencing such grant, be payable in cash or check drawn to the Corporation's order. Notwithstanding the above, should the Corporation's outstanding Common Stock be registered under Section 12(g) of the 1934 Act, at the time the option is exercised, then the option price may also be paid as follows:

                           - in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value; or

                           - through a special sale and remittance procedure pursuant to which the optionee provides irrevocable written instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the option price must occur at the time the option is exercised.

         B. Term And Exercise Of Options. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date.

         C. No Assignment. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

         D. Termination Of Service. The following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death:

                  (I) Should the optionee cease to remain in Service for any reason other than death or Permanent Disability, then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                  (II) Should such Service terminate by reason of Permanent Disability or should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's cessation of Service or death. During the limited exercise period following the optionee's death, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                  (III) The Plan Administrator shall have full power and authority to extend (either at the time the option is granted or at any time while the option remains outstanding) the period of time for which the option is to remain exercisable following the optionee's cessation of Service, from the limited period otherwise applicable under this subsection 1D of Article II, to such greater period of time as the Plan Administrator may deem appropriate under the circumstances.

                  (IV) Notwithstanding the above no option shall be exercisable after the specified expiration date of the option term.

                  (V) Each option shall, during the applicable limited exercise period, be exercisable only with respect to the shares for which the option was exercisable on the date of the optionee's cessation of Service.

         E. Leave Of Absence. An optionee shall not be considered to have terminated his or her Service to the Company by reason of any leave of absence approved by the Company or to which the optionee may be entitled under law. Notwithstanding the above, no rights of an optionee under any option which are dependent upon the continued performance of Service shall accrue or vest optionee during any such leave of absence unless otherwise provided by the Plan Administrator in the agreement evidencing the option or in the exercise of its discretion hereunder. The Plan Administrator shall make such adjustments to the vesting schedule otherwise applicable with respect to the optionee as it deems appropriate to reflect the suspension of such accrual or vesting during any such leave of absence.

         F. Shareholder Rights. An optionee shall not have rights as a shareholder with respect to any shares subject to an option until such optionee shall have exercised the option and paid the option price.

         2.       INCENTIVE OPTIONS

         All provisions of the Plan shall be applicable to Incentive Options granted hereunder and, in addition, the terms and conditions specified in this
Section 2 shall be applicable to Incentive Options granted under the Plan. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to such terms and conditions set forth herein.

         A.       Option Price.

                  (I) The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the grant date.

                  (II) If the individual to whom the option is granted is a 10% Shareholder, then the option price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the option grant.

         B. Dollar Limitation. The aggregate Fair Market Value (determined as of the date or dates of grant) of Common Stock which first becomes exercisable during any one calendar year as Incentive Options granted to any Employee under any option plan of the Corporation (or any parent or subsidiary corporation) shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds options which become exercisable in the same calendar year, the foregoing limitation on such options shall be applied on the basis of the order in which such options are granted. Any options in excess of such limitation which purport to be Incentive Options shall automatically be treated as Non-statutory Options.

         C. Term Of Option For 10% Shareholders. No option granted to a 10% Shareholder shall have a term in excess of five (5) years from the grant date.

         3.       CANCELLATION AND NEW GRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or a different numbers of shares of Common Stock but having an option price per share established at the time of such cancellation and regrant in accordance with the provisions of this Plan.

                                   ARTICLE III

                             STOCK ISSUANCE PROGRAM

         1.       STOCK ISSUANCES

Shares of Common Stock shall be issuable under the Stock Issuance Program through direct and immediate issuances without any intervening stock option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") in a form acceptable to the Plan Administrator, which form shall be in compliance with the provisions of the Plan.

         2.       ISSUE PRICE

The purchase price per share shall be fixed by the Plan Administrator, but in no event shall it be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock at the time of issuance.

         3.       PAYMENT OF ISSUE PRICE

Except as provided in Article IV, Section 1, shares shall be issued only in exchange for cash, a check payable to the Corporation, for services previously rendered to the Corporation (or any Parent or Subsidiary) or such other lawful consideration as may be acceptable to the Plan Administrator.

                                   ARTICLE IV

                                  MISCELLANEOUS

         1.       LOANS

         A. The Plan Administrator may assist any optionee or issuee (other than a non-employee director) in the exercise of one or more options granted to such optionee under the Option Grant Program or the purchase of one or more shares to be issued to such issuee under the Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such optionee or issuee, or (ii) permitting the optionee or issuee to pay the option price or purchase price for the purchased Common Stock in installments over a period of years.

         B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be authorized with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events the maximum credit available to each optionee or issuee may not exceed the SUM of (i) the aggregate option price or purchase price payable for the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the optionee or issuee in connection with such exercise or purchase.

         C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

         2.       VESTING OF SHARES AND REPURCHASE RIGHTS

         A. The Plan Administrator, in its absolute discretion may issue fully and immediately vested shares of Common Stock, or the Plan Administrator may impose such vesting requirements as it deems appropriate with the Corporation retaining a right to repurchase any unvested shares. The terms of the vesting schedule and of the Corporation's repurchase rights shall be as determined by the Plan Administrator and set forth in the agreement governing such issuance.

         B. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the holder of unvested Common Stock may have the right to receive by reason of a stock dividend, stock split, reclassification or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting and repurchase limitations applicable to the unvested Common Stock with respect to which it was paid or arose, and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

         C. No person to whom shares of Common Stock have been issued pursuant to the Plan may transfer any such shares which have not vested. Notwithstanding the above, the issuee shall have the right to make a gift of unvested shares acquired under the Plan to his/her spouse, parents or issue or to a trust established for such spouse, parents or issue, provided the transferee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance or Stock Purchase Agreement executed by the issuee at the time of her/her acquisition of the gifted shares.

         3.       MARKET STAND-OFF AGREEMENTS

         The Plan Administrator may require each person to whom any shares are issued under this Plan to enter into an agreement which restricts or prohibits the sale of any stock of the Corporation by such person for a reasonable period of time following a public offering of any shares of stock by the Corporation.

     4.  RIGHT OF FIRST REFUSAL

         Until such time as the Corporation's outstanding shares of Common Stock are first registered under Section 12(g) of the 1934 Act, the Plan Administrator may subject any shares issued pursuant to the Plan to a right of first refusal with respect to any proposed disposition of such shares other than a transfer permitted by Section 2.C of this Article IV. Such right of first refusal shall be exercisable by the Corporation (or is assignees) in accordance with the terms and conditions specified in the instrument governing the issuance of such shares.

     5.  SECURITIES LAWS; LEGENDS

         A. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until the Corporation shall have determined that there has been full and adequate compliance with all applicable requirements of the Federal and state securities laws and all other applicable legal and regulatory requirements.

         B. Shares issued under the Plan shall bear such legends as the Plan Administrator deems necessary or appropriate, including such restrictive legends as the Plan Administrator shall require to reflect the terms of any agreement between the issuee and the Corporation.

     6.  SHAREHOLDER RIGHTS

Subject to the rights of the Corporation set forth herein or in any other agreement entered into between the Corporation and an issuee of shares under the Plan, each person to whom shares of Common Stock have been issued under the Plan shall have all the rights of a shareholder with respect to those shares whether or not his/her interest in such shares is vested. Accordingly, the issuee shall have the right to vote such shares and to receive any cash dividends or other distributions paid or made with respect to such shares.

     7.  ACCELERATION

The Plan Administrator may, in its discretion, provide for the automatic acceleration, upon a change of control, corporate transaction and/or other circumstance, of the time at which any option will become exercisable or for the lapse of any repurchase right tied to vesting by including a provision to such effect in the documents evidencing the rights of the optionee or issuee. The Plan Administrator may accelerate exercisability and/or vesting at such other times as it may determine in its sole discretion.

     8.  DEFINITIONS

         The following definitions shall be in effect under this Plan:

         A.       Employee shall mean an individual who is in the employ of the

Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         B. Fair Market Value per share of Common Stock on any relevant date under the Plan shall be the value determined in accordance with the following provisions:

                  (i) If the Common Stock is not at the time listed or admitted to trading on any Stock Exchange but is traded on the NASDAQ National Market System, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed or admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock; as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is at the time neither listed nor admitted to trading on any Stock Exchange nor traded on the NASDAQ National Market System, then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         C. Incentive Option shall mean a stock option which satisfies the requirements of Internal Revenue Code Section 422.

         D. Non-Statutory Option shall mean a stock option not intended to meet the requirements of Code Section 422.

         E. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         F. Permanent Disability shall have the meaning assigned to such term in Code Section 22(e)(3).

         G. Service shall mean the provision of services to the Corporation or any Parent or Subsidiary by an individual in the capacity of an Employee, a nonemployee member of the Board or a consultant or independent contractor.

         H. Subsidiary shall mean each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         I. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation.

     9.  USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.

     10. WITHHOLDING

         The Corporation's obligation to deliver shares upon the exercise of any options granted under Article II or the purchase of any shares issued under
Article III shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

     11. REGULATORY APPROVALS

The implementation of the Plan, the granting of any options under the Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

                                                                     TIME VESTED

                                                                 NO ACCELERATION

                                                         IMMEDIATELY EXERCISABLE

                            DIGITAL STYLE CORPORATION

                         NOTICE OF GRANT OF STOCK OPTION

         Notice is hereby given of the following stock option grant (the "Option") pursuant to the 1995 Stock Option/Stock Issuance Plan (the "Plan") to purchase shares of the Common Stock of Digital Style Corporation (the "Corporation"):

         Optionee: ________________________________________________

         Grant Date:_______________________________________________

         Grant Number:____________ Option Price: $_______ per share

         Vesting Commencement Date:________________________________

         Number Of Option Shares: __________________________ shares

         Expiration Date: _________________________________________

         Type Of Option:   _____  Incentive Stock Option

                                    _____  Non-Statutory Stock Option

         Date Exercisable: ________________________________________

         This Option may be exercised at any time for all or any portion of the Option Shares, whether or not vested.

         Vesting Schedule

         The Option Shares shall vest in accordance with the following vesting schedule:

                  (i) No Option Shares shall vest unless and until the Optionee has completed twelve (12) months of Service (as defined in the Plan) measured from the Vesting Commencement Date.

                  (ii) Upon the completion of the twelve (12) month service period specified in subparagraph (i) above, 25% of the Option Shares shall become vested.

                  (iii) The Remaining Option Shares shall vest in a series of successive monthly installments ( the first such month and each month thereafter), over each of the next thirty-six (36) months of Service completed by the Optionee after the initial twelve (12) month Service period specified in subparagraph (i) above.

         Optionee understands that the Option is granted pursuant to the Corporation's Plan. By signing below, optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms and conditions set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

         Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

         REPURCHASE RIGHTS. THE OPTIONEE HEREBY AGREES THAT OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION'S SHARES. THE TERMS AND CONDITIONS OF SUCH RIGHTS ARE SPECIFIED IN THE STOCK PURCHASE AGREEMENT.

         No Employment Or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

___________________, 199__

Date

                                     Digital Style Corporation

                                     By ________________________________________

                                     Title: ____________________________________


                                     Optionee


                                     Address:______________________________


                            DIGITAL STYLE CORPORATION

                             STOCK OPTION AGREEMENT

                                    RECITALS

         A. The Board of Directors of the Corporation has adopted the Digital Style Corporation 1995 Stock Option/Stock Issuance Plan (the "Plan") for the purpose of attracting and retaining the services of persons who contribute to the growth and financial success of the Corporation.

         B. Optionee is a person who the Plan Administrator believes has and will contribute to the growth and financial success of the Corporation and this Agreement is entered into pursuant to and is intended to carry out the purposes of the Plan.

                                    AGREEMENT

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Grant Of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice.

         2. Option Term. This option shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5, 6 or 17.

         3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

         4. Dates Of Exercise. This option may not be exercised in whole or in part at any time prior to the time the Plan is approved by the Corporation's shareholders in accordance with Paragraph 17. Provided such shareholder approval is obtained, this option shall thereupon become exercisable for the Option Shares in one or more installments as is specified in the Grant Notice. As the option becomes exercisable in one or more installments, the installments shall accumulate and the option shall remain exercisable for such installments until the Expiration Date or the sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement.

         5. Accelerated Termination Of Option Term. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable in whole or in part) prior to the Expiration Date should any of the following provisions become applicable:

         (i) Except as otherwise provided in subparagraph (ii) or below, should Optionee cease to remain in Service while this option is outstanding, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

         (ii) Should Optionee die while this option is outstanding, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be exercisable upon the EARLIER of (A) the expiration of the twelve (12) month period measured from the date of Optionee's death or (B) the Expiration Date. Upon the expiration of such twelve (12) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

         (iii) Should Optionee become permanently disabled and cease by reason thereof to remain in Service while this option is outstanding, then the Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date. Optionee shall be deemed to be permanently disabled if Optionee is unable to engage in any substantial gainful activity for the Corporation or the parent or subsidiary corporation retaining his/her services by reason of any medically determinable physical or mental impairment, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

         (iv) During the limited. period of exercisability applicable under subparagraph (i), (ii) or (iii) above, this option may be exercised for any or all of the Option Shares for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with the exercise schedule specified in the Grant Notice and the provisions of Paragraph 6 of this Agreement.

         (v) For purposes of this Paragraph 5 and for all other purposes under this Agreement:

                  A. The Optionee shall be deemed to remain in Service for so long as the Optionee continues to render periodic services to the Corporation or any parent or subsidiary corporation, whether as an Employee, a non-employee member of the board of directors, or an independent contractor or consultant.

                  B. The Optionee shall be deemed to be an Employee of the Corporation and to continue in the Corporation's employ for so long as the Optionee remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                  C. A corporation shall be considered to be a Subsidiary corporation of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  D. A corporation shall be considered to be a Parent corporation of the Corporation if it is a member of an unbroken chain ending with the Corporation, provided each such corporation in the chain (other than the Corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         6.       Special Termination Of Option.

         A. This Option, to the extent not previously exercised, shall terminate and cease to be exercisable upon the consummation of one or more of the following shareholder-approved transactions (a "Corporate Transaction") unless this Option is expressly assumed by the successor corporation or parent thereof:

                    (i) a merger or consolidation in which the Corporation is not the surviving entity,

                    (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets, or

                    (iii) any transaction (other than an issuance of shares by the Corporation for cash) in or by means of which one or more persons acting in concert acquire, in the aggregate, more than 50% of the outstanding shares of the stock of the Corporation.

         B. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate Adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan on both an aggregate and per Optionee basis following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

         C. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall automatically accelerate in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within twelve (12) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or such individual's voluntary resignation following a reduction in his or her level of compensation (including base salary, fringe benefits) by more than fifteen percent (15%) or a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

         D. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7.       Adjustment In Option Shares.

         A. In the event any change is made to the Corporation's outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Option Shares subject to this option,
(ii) the number of Option Shares for which this option is to be exercisable from and after each installment date specified in the Grant Notice and (iii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder, provided that no adjustment shall be made to the option or the shares available under any option in connection with any exchange of common stock issued to investors for Series A Preferred stock.

         B. If this option is to be assumed in connection with a Corporate Transaction described in Paragraph 6 or is otherwise to remain outstanding, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, PROVIDED the aggregate Option Price payable hereunder shall remain the same.

         8. Privilege Of Stock Ownership. The holder of this option shall not have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price.

         9.       Manner Of Exercising Option.

         A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions: (i) Execute and deliver to the Secretary of the Corporation a stock purchase agreement (the "Purchase Agreement") in substantially the form of Exhibit B to the Grant Notice; (ii) pay the aggregate Option Price for the purchased shares in one or more forms approved under the Plan; and (iii) furnish to the Corporation appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

         B. Should the Corporation's outstanding Common Stock be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") at the time the option is exercised, then the Option Price may also be paid as follows:

                  (i) in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date; or

                  (ii) through a special sale and remittance procedure pursuant to which the Optionee is to provide irrevocable written instructions
         (a) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

         C. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Purchase Agreement shall have been delivered to the Corporation, and the fair market value of a share of Common Stock on any relevant date shall be determined in accordance with subparagraphs (i) through
(iii) below:

                  (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                  (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (i) and (ii) above does not accurately reflect the fair market value of the Common Stock, then such fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         D. As soon after the Exercise Date as practical, the Corporation shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto, in accordance with the terms of the Stock Purchase Agreement.

         E. In no event may this option be exercised for any fractional shares.

         10.      Compliance With Laws And Regulations.

         A. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

         B. In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and State securities laws.

         11. Successors And Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

         12.      Liability Of Corporation.

         A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Article IV, Section 3, of the Plan.

         B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

         13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         14. Loans. The Plan Administrator may, in its absolute discretion and without any obligation to do so, assist the Optionee in the exercise of this option by (i) authorizing the extension of a loan to the Optionee from the Corporation or (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

         15. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

         16. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

         17. Shareholder Approval. The grant of this option is subject to approval of the Plan by the Corporation's shareholders within twelve (12) months after the adoption of the Plan by the Board of Directors. Notwithstanding any provision of this Agreement to the contrary, this option may not be exercised in whole or in part until such shareholder approval is obtained. In the event that such shareholder approval is not obtained, then this option shall thereupon terminate in its entirety and the Optionee shall have no further rights to acquire any Option Shares hereunder.

         18. Additional Terms Applicable To An Incentive Stock Option. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

         A. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or (ii) more than one (1) year after the date the Optionee ceases to be an Employee by reason of permanent disability.

         B. Should this option be designated as immediately exercisable in the Grant Notice, then this option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Corporation's Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Corporation's Common Stock for which this option or one or more other incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or its parent or subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will first become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18.B would not be contravened.

         C. Should this option be designated as exercisable in installments in the Grant Notice, then no installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Corporation's Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Corporation's Common Stock for which one or more other incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary corporation) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

         19. Withholding. Optionee hereby agrees to make appropriate arrangements with the Corporation or parent or subsidiary corporation employing Optionee for the payment of all Federal, State or local income tax withholding requirements and Federal employment taxes applicable to the exercise of this option.

                                                                REPURCHASE RIGHT

                                                                 NO ACCELERATION

                                                          RIGHT OF FIRST REFUSAL

                            DIGITAL STYLE CORPORATION

                            STOCK PURCHASE AGREEMENT

         AGREEMENT made as of this __ day of _________, 19__, by and among Digital Style Corporation (the "Corporation"), _____________________, the holder of a stock option (the "Optionee") under the Corporation's 1995 Stock Option/Stock Issuance Plan and ______________________, the Optionee's spouse.

     I.  EXERCISE OF OPTION

         1.1 Exercise. Optionee hereby purchases ________ shares ("Purchased Shares") of the Corporation's common stock ("Common Stock") pursuant to that certain option ("Option") granted Optionee on __________, 19__ ("Grant Date") to purchase up to ________ shares of the Common Stock ("Total Purchasable Shares") under the Corporation's 1995 Stock Option/Stock Issuance Plan (the "Plan") at an option price of $_______ per share ("Option Price").

         1.2 Payment. Concurrently with the delivery of this Agreement to the Corporate Secretary of the Corporation, Optionee shall pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Corporation and Optionee evidencing the Option (the "Option Agreement") and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit 1) with respect to the Purchased Shares.

         1.3 Delivery Of Certificates. The certificates representing the Purchased Shares hereunder shall be held in escrow by the Corporate Secretary of the Corporation in accordance with the provisions of Article VII to the extent such Shares are subject to the Repurchase Right contained in Article V hereof. Certificates for all other Purchased Shares shall be delivered to Optionee as soon as reasonably practicable following the date hereof.

         1.4 Shareholder Rights. Until such time as the Corporation actually exercises its repurchase right, rights of first refusal or special purchase right under this Agreement, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow under Article VII, subject, however, to the transfer restrictions of Article IV.

         II.  SECURITIES LAW COMPLIANCE

         2.1 Purchase Entirely For Own Account. This Agreement is made with Participant in reliance upon Participant's representation to the Company, which by Participant's execution of this Agreement Participant hereby confirms, that the Shares are being acquired for investment for Participant's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Participant has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Participant further represents that Participant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Participant represents that he has full power and authority to enter into this Agreement.

         2.2 Exemption From Registration. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are accordingly being issued to Optionee in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby acknowledges previous receipt of a copy of the documentation for such Plan in the form of Exhibit C to the Notice of Grant of Stock Option (the "Grant Notice") accompanying the Option Agreement.

         2.3      Restricted Securities.

         A. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act.

         B. Upon the expiration of the ninety (90)-day period immediately following the date on which the Corporation first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Purchased Shares, to the extent vested under Article V, may be sold (without registration) pursuant to the applicable requirements of Rule
144. If Optionee is at the time of such sale an affiliate of the Corporation for purposes of Rule 144 or was such an affiliate during the preceding three (3) months, then the sale must comply with all the requirements of Rule 144
(including the volume limitation on the number of shares sold, the broker/market-maker sale requirement and the requisite notice to the Securities and Exchange Commission); however, the two (2)-year holding period requirement of the Rule will not be applicable. If Optionee is not at the time of the sale an affiliate of the Corporation nor was such an affiliate during the preceding three (3) months, then none of the requirements of Rule 144 (other than the broker/market-maker sale requirement for Purchased Shares held for less than three (3) years following payment in cash of the Option Price therefor) will be applicable to the sale.

         C. Should the Corporation not become subject to the reporting requirements of the Exchange Act, then Optionee may, provided he/she is not at the time an affiliate of the Corporation (nor was such an affiliate during the preceding three (3) months), sell the Purchased Shares (without registration) pursuant to paragraph (k) of Rule 144 after the Purchased Shares have been held for a period of three (3) years following the payment in cash of the Option Price for such shares.

         2.4 Disposition Of Shares. Optionee hereby agrees that Optionee shall make no disposition of the Purchased Shares (other than a permitted transfer under paragraph 4.1) unless and until there is compliance with all of the following requirements:

                  (a) Optionee shall have notified the Corporation of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition.

                  (b) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

                  (c) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that
         (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

         The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Article II nor (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

         2.5 Restrictive Legends. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including one or more of the following legends:

         (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a `no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

         (ii) "The shares represented by this certificate are unvested and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated __________, 19__ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grants certain repurchase rights and rights of first refusal to the Corporation (or its assignees) upon the sale, assignment, transfer, encumbrance or other disposition of the Corporation's shares or upon termination of service with the Corporation. The Corporation will upon written request furnish a copy of such agreement to the holder hereof without charge."

     III.         SPECIAL TAX ELECTION

         3.1 Section 83(B) Election Applicable To The Exercise Of A Non-Statutory Stock Option. If the Purchased Shares are unvested and are acquired hereunder pursuant to the exercise of a non-statutory stock option, as specified in the Grant Notice, then the Optionee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Option Price paid for such shares will be reportable as ordinary income on such lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right provided under Article V of this Agreement. Optionee understands that he/she may elect under Section 83(b) of the Code to be taxed at the time the Purchased Shares are acquired hereunder, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Purchased Shares at the date of this Agreement equals the Option Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO, OPTIONEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY (30)-DAY PERIOD WILL RESULT
IN THE RECOGNITION OF ORDINARY INCOME BY THE OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

         3.2 Conditional Section 83(B) Election Applicable To The Exercise Of An Incentive Stock Option. If the Purchased Shares are unvested and are acquired hereunder pursuant to the exercise of an incentive stock option under the Federal tax laws, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

                  A. For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

                  B. The excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (ii) the Option Price paid for the Purchased Shares will be includible in the Optionee's taxable income for alternative minimum tax purposes.

                  C. If the Optionee makes a disqualifying disposition of the Purchased Shares, then the Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (ii) the Option Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

                  D. For purposes of the foregoing, the term "forfeiture restrictions" will include the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right provided under
         Article V of this Agreement. The term "disqualifying disposition" means any sale or other disposition 1/ of the Purchased Shares within two (2) years after the Grant Date or within one (1) year after the execution date of this Agreement.

                  E. In the absence of final Treasury Regulations relating to incentive stock options, it is not certain whether the Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Section 83(b) of the Code which would limit (I) the Optionee's alternative minimum taxable income upon exercise and (II) the Optionee's ordinary income upon a disqualifying disposition, to the excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised over (ii) the Option Price paid for the Purchased Shares. THE APPROPRIATE FORM FOR MAKING SUCH A PROTECTIVE ELECTION IS ATTACHED AS EXHIBIT II TO THIS AGREEMENT AND MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN THIRTY (30) DAYS AFTER THE DATE OF THIS AGREEMENT. HOWEVER, SUCH ELECTION IF PROPERLY FILED WILL ONLY BE ALLOWED TO THE EXTENT THE FINAL TREASURY REGULATIONS PERMIT SUCH A PROTECTIVE ELECTION.

         3.3 OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF. This filing should be made by registered or certified mail, return receipt requested, and Optionee must retain two (2) copies of the completed form for filing with his or her State and Federal tax returns for the current tax year and an additional copy for his or her records.

     1/ Generally, a disposition of shares purchased under an incentive stock option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the optionee's spouse, a transfer into joint ownership with right of survivorship if optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax free exchanges permitted under the code.

     IV.          TRANSFER RESTRICTIONS

         4.1 Restriction On Transfer. Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Corporation's Repurchase Right under Article V. In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the Corporation's First Refusal Right under Article VI. Such restrictions on transfer, however, shall NOT be applicable to (i) a gratuitous transfer of the Purchased Shares made to the Optionee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or issue, PROVIDED AND ONLY IF the Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to the Optionee's will or the laws of intestate succession or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by the Optionee in connection with the acquisition of the Purchased Shares.

         4.2 Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in paragraph 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) both the Corporation's Repurchase Right and the Corporation's First Refusal Right granted hereunder and (ii) the market stand-off provisions of paragraph 4.4, to the same extent such shares would be so subject if retained by the Optionee.

         4.3 Definition Of Owner. For purposes of Articles IV, V, VI and VII of this Agreement, the term "Owner" shall include the Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with paragraph 4.1.

         4.4      Market Stand-Off Provisions.

         A.  In  connection  with  any  underwritten   public  offering  by  the
Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters; PROVIDED, however, that in no event shall such period exceed one hundred-eighty (180) days. The limitations of this paragraph 4.4 shall remain in effect for the two-year period immediately following the effective date of the Corporation's initial public offering and shall thereafter terminate and cease to have any force or effect.

         B. Owner shall be subject to the market stand-off provisions of this paragraph 4.4 provided and only IF the officers and directors of the Corporation are also subject to similar arrangements.

         C. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock effected as a class without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this paragraph 4.4, to the same extent the Purchased Shares are at such time covered by such provisions.

         D. In order to enforce the limitations of this paragraph 4.4, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

     V.           REPURCHASE RIGHT

         5.1 Grant. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date the Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Option Price all or (at the discretion of the Corporation and with the consent of the Optionee) any portion of the Purchased Shares in which the Optionee has not acquired a vested interest, if any, in accordance with the vesting provisions of paragraph 5.3 (such shares to be hereinafter called the "Unvested Shares").

         5.2 Exercise Of The Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable sixty (60)-day period specified in paragraph 5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then Owner shall, prior to the dose of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate, to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with paragraph 7.3 or from Owner as herein provided), pay to Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Option Price previously paid for the Unvested Shares which are to be repurchased.

         5.3 Termination Of The Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 5.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all previously Unvested Shares in which the Optionee becomes vested in accordance with the vesting schedule specified in the Grant Notice. All Purchased Shares as to which the Repurchase Right lapses shall, however, continue to be subject to (i) the First Refusal Right of the Corporation and its assignees under Article VI, (ii) the market stand-off provisions of paragraph 4.4 and (iii) the Special Purchase Right under Article VIII.

         5.4 Aggregate Vesting Limitation. If the Option is exercised in more than one increment so that the Optionee is a party to one or more other Stock Purchase Agreements ("Prior Purchase Agreements") which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which the Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which the Optionee would otherwise at the time be vested, in accordance with the vesting provisions of paragraph 5.3, had all the Purchased Shares been acquired exclusively under this Agreement.

         5.5 Fractional Shares. No fractional shares shall be repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting provisions of paragraph 5.3) at the time the Optionee ceases Service, then such fractional share shall be added to any fractional share in which the Optionee is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

         5.6 Additional Shares Or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares and Total Purchasable Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

         5.7      Corporate Transaction.

          A. Immediately prior to the consummation of any of the following shareholder-approved transactions (a "Corporate Transaction"):

                    (i) a merger or consolidation in which the Corporation is not the surviving entity,

                    (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets, or

                    (iii) any transaction (other than an issuance of shares by the Corporation for cash) in or by means of which one or more persons acting in concert acquire, in the aggregate, more than 50% of the outstanding shares of the stock of the Corporation, the Repurchase Right shall automatically lapse in its entirety except to the extent the Repurchase Right is to be assigned to the successor corporation (or its parent company) in connection with such Corporate Transaction.

         B. To the extent the Repurchase Right remains in effect following such Corporate Transaction, such right shall apply to the new capital stock or other property (including cash) received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

         C. Any Repurchase Rights which remain in effect following such Corporate Transaction, shall automatically cease to be exercisable immediately prior to Optionee's termination of Service should Optionee's Service subsequently terminate by reason of an Involuntary Termination within twelve
(12) months following the effective date of such Corporate Transaction. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or such individual's voluntary resignation following a reduction in his or her level of compensation (including base salary, fringe benefits) by more than fifteen percent (15%) or a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

         D. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     VI.          RIGHT OF FIRST REFUSAL

         6.1 Grant. The Corporation is hereby granted rights of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares in which the Optionee has vested in accordance with the vesting provisions of Article V. For purposes of this Article VI, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Purchased Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 4.1.

         6.2 Notice Of Intended Disposition. In the event the Owner desires to accept a bona fide third-party offer for the transfer of any or all of the Purchased Shares (the shares subject to such offer to be hereinafter called the "Target Shares"), Owner shall promptly (i) deliver to the Corporate Secretary of the Corporation written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles II and IV of this Agreement.

         6.3 Exercise Of Right. The Corporation shall, for a period of forty-five (45) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the forty-five (45)-day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Corporation (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and delivered to the Corporation for purchase. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Corporation (or its assignees) cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Corporation (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Corporation. The closing shall then be held on the later of
(i) the tenth business day following delivery of the Exercise Notice or (ii) the tenth business day after such cash valuation shall have been made.

         6.4  Non-Exercise  Of Right.  In the event the  Exercise  Notice is not given to Owner within forty-five (45) days following the date of the Corporation's receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Article II of this Agreement. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and surrendered to the Owner. The third-party offeror shall acquire the Target Shares free and clear of the Corporation's Repurchase Right under Article V and the Corporation's First Refusal Right hereunder, but the acquired shares shall remain subject to (i) the securities law restrictions of Article II and (ii) the market stand-off provisions of paragraph 4.4. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty
(30)-day period, the Corporation's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 6.7.

         6.5 Partial Exercise Of Right. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

                  (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 6.4, as if the Corporation did not exercise the First Refusal Right hereunder, or

                  (ii) sale to the Corporation (or its assignees) of the portion of the Target Shares which the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph 6.3.

         Failure of Owner to deliver timely notification to the Corporation under this paragraph 6.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

         6.6      Recapitalization/Merger.

         (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation's First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

         (b)      In the event of any of the following transactions:

               (i) a merger or consolidation in which the Corporation is not the surviving entity,

               (ii) a sale, transfer or other deposition of all or substantially all of the Corporation's assets,

               (iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to person or persons other than those who held such securities immediately prior to the merger, or

               (iv) any transaction effected primarily to change the State in which the Corporation is incorporated, or to create a holding company structure, the Corporation's First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the transaction but only to the extent the Purchased Shares are at the time covered by such right.

         6.7 Lapse. The First Refusal Right under this Article VI shall lapse and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Corporation's Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Corporation's Board of Directors that a public market exists for the outstanding shares of the Corporation's Common Stock, or (iii) a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Corporation's Common Stock in the aggregate amount of at least $5,000,000. However, the market stand-off provisions of paragraph 4.4 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

         VII.     ESCROW

         7.1 Deposit. Upon issuance, the certificates for any Unvested Shares purchased hereunder shall be deposited in escrow with the Corporate Secretary of the Corporation to be held in accordance with the provisions of this Article
VII. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporate Secretary pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with paragraph 7.3. Upon delivery of the certificates (or other assets and securities) to the Corporate Secretary of the Corporation, the Owner shall be issued an instrument of deposit acknowledging the number of Unvested Shares (or other assets and securities) delivered in escrow.

         7.2 Recapitalization. All regular cash dividends on the Unvested Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction; any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Corporate Secretary to be held in escrow under this Article VII, but only to the extent the Unvested Shares are at the time subject to the escrow requirements of paragraph 7.1.

         7.3 Release/Surrender. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

                  (i) Should the Corporation (or its assignees) elect to exercise the Repurchase Right under Article V with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Corporation concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Option Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

                  (ii) Should the Corporation (or its assignees) elect to exercise its First Refusal Right under Article VI with respect to any vested Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall, concurrently with the payment of the paragraph 6.3 purchase price for such Target Shares to the Owner, be surrendered to the Corporation, and the Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities).

                  (iii) Should the Corporation (or its assignees) elect not to exercise its First Refusal Right under Article VI with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Owner for disposition in accordance with provisions of paragraph 6.4.

                  (iv) As the interest of the Optionee in the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article V, the certificates for such vested securities attributable thereto) shall, concurrently with the payment of the paragraph 6.3 purchase price for such Target Shares to the Owner, be surrendered to the Corporation, and the Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities).
                  (iii) Should the Corporation (or its assignees) elect NOT to exercise its First Refusal Right under Article VI with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Owner for disposition in accordance with provisions of paragraph 6.4.

                  (iv) As the interest of the Optionee in the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article V, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

                           a. The  initial  release  of vested  shares (or other
                  vested assets and securities) from escrow shall be effected within thirty (30) days following the expiration of the initial twelve (12)-month period measured from the Grant Date.

                           b. Subsequent releases of vested shares (or other vested assets and securities) from escrow shall be effected at semi-annual intervals thereafter, with the first such semi-annual release to occur eighteen (18) months after the Grant Date.

                           c. Upon the  Optionee's  cessation  of  Service,  any
                  escrowed Purchased Shares (or other assets or securities) in which the Optionee is at the time vested shall be promptly released from escrow.

                           d. Upon any earlier  termination of the Corporation's
                  Repurchase Right in accordance with the applicable provisions of Article V, any Purchased Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully-vested shares or other property.

                  (v) All Purchased Shares (or other assets or securities) released from escrow in accordance with the provisions of subparagraph
         (iv) above shall nevertheless remain subject to (I) the Corporation's First Refusal Right under Article VI until such right lapses pursuant to paragraph 6.7, (II) the market stand-off provisions of paragraph 4.4 until such provisions terminate in accordance therewith and (III) the Special Purchase Right under Article VIII.

         VIII.    MARITAL DISSOLUTION OR LEGAL SEPARATION

         8.1 Grant. In connection with the dissolution of the Optionee's marriage or the legal separation of the Optionee and the Optionee's spouse, the Corporation shall have the right (the "Special Purchase Right"), exercisable at any time during the thirty (30)-day period following the Corporation's receipt of the required Dissolution Notice under paragraph 8.2, to purchase from the Optionee's spouse, in accordance with the provisions of paragraph 8.3, all or any portion of the Purchased Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.

         8.2 Notice Of Decree Or Agreement. The Optionee shall promptly provide the Secretary of the Corporation with written notice (the "Dissolution Notice") of (i) the entry of any judicial decree or order resolving the property rights of the Optionee and the Optionee's spouse in connection with their marital dissolution or legal separation or (ii) the execution of any contact or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between the Optionee and the Optionee's spouse which provides for the award to the spouse of one or more Purchased Shares in settlement of any community property or other marital property rights such spouse may have in such shares.

         8.3 Exercise Of Special Purchase Right. The Special Purchase Right shall be exercisable by delivery of written notice (the "Purchase Notice") to the Optionee and the Optionee's spouse within thirty (30) days after the Corporation's receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of shares to be purchased by the Corporation, the date such purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice), and the fair market value to be paid for such Purchased Shares. The Optionee (or the Optionee's spouse, to the extent such spouse has physical possession of the Purchased Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Corporate Secretary of the Corporation the certificates representing the shares to be purchased, each certificate to be properly endorsed for transfer. To the extent any of the shares to be purchased by the Corporation are at the time held in escrow under
Article VII, the certificates for such shares shall be promptly delivered out of escrow to the Corporation. The Corporation shall, concurrently with the receipt of the stock certificates, pay to the Optionee's spouse (in cash or cash equivalents) an amount equal to the fair market value specified for such shams in the Purchase Notice.

         If the Optionee's spouse does not agree with the fair market value specified for the shares in the Purchase Notice, then the spouse shall promptly notify the Corporation in writing of such disagreement and the fair market value of such shares shall thereupon be determined by an appraiser of recognized standing selected by the Corporation and the spouse. If they cannot agree on an appraiser within twenty (20) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Corporation and the Optionee's spouse. The closing shall then be held on the fifth business day following the completion of such appraisal; provided, however, that if the appraised value is more than fifteen percent (15%) greater than the fair market value specified for the shares in the Purchase Notice, the Corporation shall have the right, exercisable prior to the expiration of such five (5)-business-day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the shares awarded to the spouse.

         8.4 Lapse. The Special Purchase Right under this Article VIII shall lapse and cease to have effect upon the earlier to occur of (i) the first date on which the First Refusal Right under Article VI lapses or (ii) the expiration of the thirty (30)-day exercise period specified in paragraph 8.3, to the extent the Special Purchase Right is not timely exercised in accordance with such paragraph.

         IX.  GENERAL PROVISIONS

         9.1 Assignment.  The Corporation may assign its Repurchase  Right under
Article V, its First Refusal Right under Article VI and/or its Special Purchase Right under Article VIII to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more shareholders of the Corporation.

         If the assignee of the Repurchase Right is other than a one hundred percent (100%) owned subsidiary corporation of the Corporation or the parent corporation owning one hundred percent (100%) of the Corporation, then such assignee must make a cash payment to the Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the fair market value of the Unvested Shares at the time subject to the assigned Repurchase Right over (ii) the aggregate repurchase price payable for the Unvested Shares thereunder.

         9.2 Definitions. Except as otherwise provided herein, capitalized terms shall have the meanings assigned to them in the Plan.

         9.3 No Employment Or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason whatsoever, with or without cause.

         9.4 Notices. Any notice required in connection with (i) the Repurchase Right, the Special Purchase Right or the First Refusal Right or (ii)the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 9.4 to all other parties to this Agreement.

         9.5 No Waiver. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Right granted under Article V, or the failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right granted under Article VI, or the failure of the Corporation (or its assignees) in any instance to exercise the Special Purchase Right granted under Article VIII shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Optionee or the Optionee's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         9.6 Cancellation Of Shares. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

         X.       MISCELLANEOUS PROVISIONS

         10.1 Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

         10.2 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

         10.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws rules.

         10.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         10.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Individual and the Individual's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

         10.6 Power Of Attorney. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.

                [Remainder of This Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

DIGITAL STYLE CORPORATION  OPTIONEE


By: ________________________


Title: _______________________              Address: _______________________


*/ I have executed the section 83(b) election that was attached hereto as an exhibit. As set forth in article iii, I understand that I, and not the corporation, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this agreement, I will not be entitled to the tax benefits provided by section 83(b).

The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Corporation's granting the Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including (specifically) the right of the Corporation (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.


                           Optionee's Spouse

                           Address: ________________________________________


                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED ____________________ hereby sell(s), assign(s) and transfer(s) unto Digital Style Corporation (the "Corporation"), _______________ (_______) shares of the Common Stock of the Corporation standing in his\her name on the books of the Corporation represented by Certificate No. __________ and do hereby irrevocably constitute and appoint _________________ as Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: ______________________________

                                      Signature ______________________________

INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its Repurchase Right set forth in the Agreement without requiring additional signatures on the part of the Optionee.

                                   EXHIBIT II

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)     The taxpayer who performed the services is:

        Name:   __________________________________________________________

        Address: _______________________________________________________

        Taxpayer Ident. No: _____________________________________________

(2) The property with respect to which the election is being made is _____ shares of the common stock of Digital Style Corporation

(3)     The property was issued on________________, 19__.

(4) The taxable year in which the election is being made is the calendar year 19__.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of annual and monthly installments over a four (4) year period ending on
        ________________________________________.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share.

(7)     The amount paid for such property is $_____ per share.

(8) A copy of this statement was furnished to DIGITAL STYLE CORPORATION for whom taxpayer rendered the service underlying the transfer of property.

(9)     This statement is executed as of: __________________, 19__.

Spouse (if any)                                      Taxpayer

This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within 30 days after the execution date of the Restricted Stock Issuance Agreement.

SPECIAL PROTECTIVE ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE WITH RESPECT TO PROPERTY ACQUIRED UPON EXERCISE OF AN INCENTIVE STOCK OPTION

The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Code. Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

         1. The purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares. The election is to be effective to the full extent permitted under the Internal Revenue Code.

         2. Section 421 (a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a "disqualifying disposition" of the shares, within the meaning of Section 421 (b) of the Code, which would otherwise render the provisions of
Section 83(a) of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421
(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election.

This form should be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within 30 days after the execution date of the Stock Purchase Agreement.

Note: Page 2 should be attached only if you are exercising an Incentive Stock Option.